NATIONAL FUEL GAS COMPANY                       S-1
                   PROFORMA FINANCIAL STATEMENTS                Page 1 of 4
                        AUGUST 31, 1995

     The following Proforma financial statements of National Fuel Gas Company (National) and subsidiaries reflect the impact of the maximum borrowings requested and associated interest expense and income tax effects. The incremental amount of external short-term borrowing of $486.9 million
(Maximum $600 million requested less $113.1 million outstanding at August 31, 1995) was allocated to National and each of its subsidiaries. This allocation was based upon each company's maximum short-term borrowing request (in excess of its outstanding borrowing at August 31, 1995) as a percent of the aggregated total.

                  NATIONAL FUEL GAS COMPANY AND SUBSIDIARIES                  S-1
                         PROFORMA CONSOLIDATED BALANCE SHEET                 Page 2 of 4
                                AT AUGUST 31, 1995
                                   (UNAUDITED)
                             (Thousands of Dollars)
                                                          Adjustments
                                        Per Books          Dr. (Cr.)            Pro Forma
ASSETS

PROPERTY, PLANT AND EQUIPMENT          $2,301,062                               $2,301,062
LESS - ACCUMULATED DEPRECIATION,
        DEPLETION AND AMORTIZATION        667,721                                  667,721
                                        1,633,341                 0              1,633,341

CURRENT ASSETS
    CASH & TEMP. CASH INVESTMENTS          12,174           457,988 (a,b,c)        470,162
    RECEIVABLES - NET                      77,229                                   77,229
    UNBILLED UTILITY REVENUE               13,613                                   13,613
    GAS STORED UNDERGROUND                 20,342                                   20,342
    MATERIALS AND SUPPLIES                 24,452                                   24,452
    PREPAYMENTS                            21,124                                   21,124
                                          168,934           457,988                626,922
OTHER ASSETS
    RECOVERABLE FUTURE TAXES               98,231                                   98,231
    UNAMORTIZED DEBT EXPENSE               27,143                                   27,143
    OTHER REGULATORY ASSETS                35,274                                   35,274
    DEFERRED CHARGES                       11,915                                   11,915
    OTHER                                  33,029                                   33,029
                                          205,592                 0                205,592

TOTAL ASSETS                           $2,007,867         $ 457,988             $2,465,855

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
    COMMON STOCK                       $   37,432                                $  37,432
    PAID IN CAPITAL                       382,994                                  382,994
    EARNINGS REINVESTED IN THE
       BUSINESS                           392,594            18,793 (b,c,d)        373,801
                                          813,020            18,793                794,227

LONG-TERM DEBT-NET OF CURRENT PORTION     504,000                                  504,000
TOTAL CAPITALIZATION                    1,317,020            18,793              1,298,227

CURRENT AND ACCRUED LIABILITIES
    NOTES PAYABLE TO BANKS AND
      COMMERCIAL PAPER                    113,100          (486,900)(a)            600,000
    CURRENT PORTION OF LONG-TERM
      DEBT                                 58,500                                   58,500
    ACCOUNTS PAYABLE                       32,251                                   32,251
    AMOUNTS PAYABLE TO CUSTOMERS           49,937                                   49,937
    OTHER ACCRUALS AND CURRENT
      LIABILITIES                          57,969            10,119 (d)             47,850
                                          311,757          (476,781)               788,538

DEFERRED CREDITS
    ACCUMULATED DEFERRED INCOME
      TAXES                               290,435                                  290,435
    TAXES REFUNDABLE TO CUSTOMERS          23,991                                   23,991
    UNAMORTIZED INVESTMENT TAX CREDIT      13,428                                   13,428
    OTHER DEFERRED CREDITS                 51,236                                   51,236
                                          379,090                   0              379,090

TOTAL CAPITALIZATION AND LIABILITIES   $2,007,867           $(457,988)          $2,465,855

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS.

                NATIONAL FUEL GAS COMPANY AND SUBSIDIARIES                 S-1
                        CONSOLIDATED STATEMENTS                     Page 3 of 4
            OF INCOME AND EARNINGS REINVESTED IN THE BUSINESS
               FOR THE TWELVE MONTHS ENDED AUGUST 31, 1995
                            (UNAUDITED)
                       (Thousands of Dollars)

                                                    Adjustments
                                    Per Books        Dr. (Cr.)       Pro Forma

OPERATING REVENUES                  $967,072                           $967,072

OPERATING EXPENSES:
        PURCHASED GAS                347,383                            347,383
        OPERATION EXPENSE            262,649               455 (c)      263,104
        MAINTENANCE                   25,543                             25,543
        PROPERTY, FRANCHISE &
           OTHER TAXES                92,481                             92,481
        DEPRECIATION, DEPLETION &
           AMORTIZATION               72,122                             72,122
        INCOME TAXES - NET            44,683           (10,119)(d)       34,564
                                     844,861            (9,664)         835,197

OPERATING INCOME                     122,211            (9,664)         131,875
OTHER INCOME                           5,488                              5,488

INCOME BEFORE INTEREST CHARGES       127,699            (9,664)         137,363

INTEREST CHARGES:
        INTEREST ON LONG-TERM
           DEBT                       40,865                             40,865
        OTHER INTEREST                12,887            28,457 (b)       41,344
                                      53,752            28,457           82,209

INCOME BEFORE CUMULATIVE EFFECT       73,947            18,793           55,154
CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING                           (589)                              (589)

NET INCOME AVAILABLE FOR COMMON
   STOCK                              73,358            18,793           54,565

EARNINGS REINVESTED IN THE BUSINESS
   BALANCE AT SEPTEMBER 1, 1994      378,430                            378,430
                                     451,788            18,793          432,995
   DIVIDENDS ON COMMON STOCK          59,194                             59,194
   BALANCE AT AUGUST 31, 1995       $392,594          $ 18,793         $373,801

EARNINGS PER COMMON SHARE
   INCOME BEFORE CUMULATIVE EFFECT    $ 1.98            $ 0.50           $ 1.48
   CUMULATIVE EFFECT OF CHANGE IN
      ACCOUNTING                       (0.02)                             (0.02)
   NET INCOME AVAILABLE FOR COMMON
      STOCK                           $ 1.96            $ 0.50           $ 1.46

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                    37,383,222                         37,383,222

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS.

                                                                        S-1
                    NATIONAL FUEL GAS AND SUBSIDIARIES              Page 4 of 4
              PROFORMA CONSOLIDATED ADJUSTING JOURNAL ENTRIES
                          AS OF AUGUST 31, 1995
                              (UNAUDITED)
                          (Thousands of Dollars)
                                                               Debit     Credit

                  (a)
Cash                                                          486,900
        Notes Payable and Commercial Paper                              486,900

To record Proforma borrowings to the maximum requested $600 million ($25 million of incremental borrowings in commercial paper).

                  (b)
Interest Expense                                               28,457
        Cash                                                             28,457

To record interest expense at 5.845%
on incremental borrowings.

                  (c)
Operation Expense                                                 455
        Cash                                                                455

To record fees, commissions and expenses per Item 2 of U-1, (includes commitment and/or arrangement fees for 1 year).

                  (d)
Federal Income Tax Payable                                     10,119
        Federal Income Tax Expense                                       10,119

To record the federal income tax
effect of entry (b) and (c) at 35%.